Exhibit 99.1

PDS Biotech Announces Positive Extended Follow-Up Data for VERSATILE-002 and Additional Trials Evaluating Versamune® HPV to be Presented at the 2025 American Society of Clinical Oncology (ASCO) Annual Meeting

Phase 2: Versamune® HPV with pembrolizumab as 1L treatment of r/m HPV16-positive HNSCC
- Median overall survival for CPS ≥20 is 39.3 months
- Median overall survival for CPS ≥1 is 30.0 months

Phase 3: Versamune® HPV with pembrolizumab as 1L treatment of r/m HPV16-positive HNSCC
- Trial-in-progress currently enrolling patients

Conference call on Friday, May 23 at 8:00 a.m. ET to discuss ASCO abstract data sets

PRINCETON, N.J., May 22, 2025 -- PDS Biotechnology Corporation (Nasdaq: PDSB) (“PDS Biotech” or the “Company”), a late-stage immunotherapy company focused on transforming how the immune system targets and kills cancers, today announced publication of three Versamune® HPV abstracts now available on the 2025 American Society of Clinical Oncology (ASCO) Annual Meeting website. These abstracts summarize Versamune® HPV (PDS0101) studies to be presented during the Head and Neck Cancer Poster Session taking place May 30-June 3, 2025, in Chicago, Illinois.

Kirk Shepard, M.D., Chief Medical Officer of PDS Biotech stated, “We continue to be excited about the strength and durability of the VERSATILE-002 data showing the longest survival reported to date in 1L recurrent/metastatic (r/m) head and neck cancer (HNSCC).  These results further strengthen our confidence in the ongoing VERSATILE-003 trial, which is the only registrational trial for the rapidly growing population of patients with HPV16-positive r/m HNSCC. Based on our estimates1, HPV16-positive patients are as likely to progress to recurrent and/or metastatic stage as HPV-negative patients, and HPV16-positive patients currently comprise 40-60% of patients in the ICI-naïve r/m HNSCC population in the US.”

VERSATILE-002: Overall Survival of HPV16-Positive Recurrent/Metastatic Head and Neck Squamous Cell Carcinoma Patients Treated with T Cell Stimulating Immunotherapy PDS0101 and Pembrolizumab (Abstract #6037) - Poster Presentation. June 2, 2025, 9:00 a.m.-12:00 p.m. CDT

•	Enrollment in the trial (n=53) is complete; 23 patients (including 3 still on treatment) continue to be followed for survival. No new safety signals have emerged
•	Survival Results:

o	39.3 months mOS in patients with CPS ≥ 20 (95% Confidence interval, lower limit of 18.4 months, upper limit net yet estimable (NE); published mOS for pembrolizumab is approximately 15 months
o	30.0 months mOS (95% CI 23.9, NE) in patients with CPS ≥ 1; published result for pembrolizumab is approximately 12 months
o	29.5 months mOS (95% CI 15.3, NE) in patients with CPS 1-19; published result for pembrolizumab is approximately 10 months
•	Median follow up of 18.4 months (range 0.2-42.7 months) represents one of the most extended follow-up periods to date of subjects receiving a therapy for HPV16-positive r/m HNSCC.
•
Jared Weiss, M.D., Section Chief of Thoracic and Head/Neck Oncology, Professor of Medicine at University of North Carolina, and Principal Investigator of the VERSATILE-002 Phase 2 clinical trial, will present the poster.

VERSATILE-003: A Phase 3, Randomized, Open-label Trial of PDS0101 and Pembrolizumab compared with Pembrolizumab for First-Line Treatment of Patients with HPV16-positive Recurrent/Metastatic Head and Neck Squamous Cell Carcinoma” (Abstract #TPS6111) - Poster Presentation. June 2, 2025, 9:00 a.m.-12:00 p.m. CDT

•	Highlights study objectives and design of the ongoing VERSATILE-003 (NCT06790966) trial
•	Median overall survival is primary endpoint – 2 interim readouts planned
•	351 patients to be accrued in 2:1 randomization
•
Katharine Price, M.D., Associate Professor of Oncology, Head and Neck Disease Group, Mayo Clinic Comprehensive Cancer Center, and Principal Investigator of the VERSATILE-003 clinical trial, will present.

Initial results of MC200710 investigating therapeutic vaccine (PDS0101) alone or with pembrolizumab prior to surgery or radiation therapy for locally advanced HPV associated oropharyngeal carcinoma, a Phase 2 window of opportunity trial” (Abstract #6061) - Poster Presentation. June 2, 2025, 9:00 a.m.-12:00 p.m. CDT

•
In the prospective Phase 2 trial, newly diagnosed patients were administered two (2) cycles of Versamune® HPV alone or in combination with pembrolizumab before surgical resection or chemoradiotherapy (CRT).

•	Results:
o	Clinical activity was seen with only 2 cycles of Versamune® HPV alone and with 2 cycles of Versamune® HPV with pembrolizumab
o	70% of patients who received Versamune® HPV alone had stable disease
o	100% of patients who received Versamune® HPV with pembrolizumab had stable disease or partial response
o	The combination of Versamune® HPV and pembrolizumab met the trial’s primary endpoint of 50% reduction in circulating tumor DNA (ctDNA) response.
•	David M. Routman, M.D., Assistant Professor of Radiation Oncology, Department of Radiation Oncology, Mayo Clinic, will present the poster.

Conference Call Details

Date: May 23, 2025
Time: 8:00 a.m. Eastern Time
Dial-in: 1-877-704-4453 (Domestic); 1-201-389-0920 (International)
Webcast Registration: Click Here
Call MeTM Registration: Click Here

1 November 2024. Company sponsored independent third-party primary market research.

About PDS Biotechnology
PDS Biotechnology is a late-stage immunotherapy company focused on transforming how the immune system targets and kills cancers. The Company has initiated a pivotal clinical trial to advance its lead program in advanced HPV16-positive head and neck squamous cell cancers. PDS Biotech’s lead investigational targeted immunotherapy Versamune® HPV is being developed in combination with a standard-of-care immune checkpoint inhibitor, and also in a triple combination including PDS01ADC, an IL-12 fused antibody drug conjugate (ADC), and a standard-of-care immune checkpoint inhibitor.

For more information, please visit www.pdsbiotech.com

Forward Looking Statements
This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for Versamune® HPV, PDS01ADC and other Versamune® based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning Versamune® HPV, PDS01ADC and other Versamune® based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to the Company’s currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; the Company’s ability to continue as a going concern; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the other risks, uncertainties, and other factors described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the U.S. Securities and Exchange Commission. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® is a registered trademark of PDS Biotechnology Corporation.

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